Exhibit 99.1

CONTACT: David Foy

(203) 458-5850

WHITE MOUNTAINS REPORTS ADJUSTED BOOK VALUE PER SHARE OF $436

HAMILTON, Bermuda (October 28, 2011) — White Mountains Insurance Group, Ltd. reported an adjusted book value per share of $436 at September 30, 2011, down 2.6% for the quarter and 0.8% for the first nine months of 2011, including dividends.  On October 7, 2011, White Mountains completed the sale of Esurance and Answer Financial.  Pro-forma for the transaction, adjusted book value per share was $523 at September 30, 2011.

Ray Barrette, Chairman and CEO, commented, “Adjusted book value per share was down in the quarter driven by the decline in our equity portfolio, including our Symetra warrants, and the strengthening dollar.  Both OneBeacon and Sirius had solid underwriting results for the quarter. In September, we completed a tender offer for 327,872 shares at $415 per share.  In October, we closed the sale of Esurance and AFI; we thank Gary Tolman and his team for a great ride.  We also completed the reorganization of our reinsurance operations, now called the Sirius Group.  With the reorganization, A.M. Best upgraded Sirius America’s rating to ‘A’ and all other reinsurance ratings were affirmed.  Sirius released $300 million of undeployed capital to the parent company. Our undeployed capital now stands at about $2 billion.  On October 17th, we launched a new tender offer for up to 300,000 shares to return additional undeployed capital to our shareholders.”

Adjusted comprehensive loss was $98 million and $58 million in the third quarter and first nine months of 2011, compared to adjusted comprehensive income of $178 million and $60 million in the third quarter and first nine months of last year.  Net loss was $16 million and $32 million in the third quarter and the first nine months of 2011, compared to net income of $51 million and $14 million in the third quarter and the first nine months of last year.

OneBeacon

OneBeacon’s book value per share decreased 2.8% for the third quarter and increased 1.5% for the first nine months of 2011, including dividends. The decrease for the third quarter was driven by declines in the equity portfolio and an after-tax charge of $18 million for the estimated loss on the sale of AutoOne.

The GAAP combined ratio was 94% for the third quarter of 2011 compared to 92% for the third quarter of last year. Catastrophe losses, mostly hurricane Irene claims, increased the combined ratio by 5 points in the third quarter of 2011, compared to a decrease of 1 point in the third quarter of last year.  Prior year favorable loss reserve development in the third quarter of 2011 was 4 points compared to 6 points in the third quarter of last year.  The GAAP combined ratio was 94% for the first nine months of 2011 compared to 101% for the first nine months of last year.  Catastrophe losses increased the combined ratio by 5 points in the first nine months of both 2011 and 2010.  Favorable loss reserve development in the first nine months of 2011 was 3 points compared to 4 points in the first nine months of last year. The 2010 results included an unusually high amount of non-catastrophe losses.

Mike Miller, CEO of OneBeacon, said “Our decrease in book value in the quarter was driven by our equity portfolio losses in a challenging investment environment and the loss on the sale of AutoOne, which is roughly the cost of running off the business over time. Looking back, AutoOne achieved strong results for the company but involuntary auto market conditions in New York and New Jersey no longer justify our investment in that business.  I believe the sale is a preferable outcome for the company.  Overall, for the quarter, underwriting results were solid at a 94% combined ratio, and we see moderate rate improvements in many lines.  Lastly, we completed our ground up analysis of A&E runoff claims; the study reconfirms the adequacy of our NICO reinsurance cover.”

Net written premiums increased 10% to $297 million in the third quarter of 2011, reflecting growth in specialty business.  Net written premiums were $822 million for the first nine months of 2011, a decrease of 13% from the first nine months of last year, driven by the sale of Personal Lines in 2010.

During the third quarter, OneBeacon completed a new ground-up study of its legacy asbestos and environmental exposures.  The previous study was based on experience through 2007.  Reasonable estimates of potential adverse scenarios continue to be within the $2.5 billion reinsurance cover issued by National Indemnity Insurance (NICO), a Berkshire Hathaway company.  The point estimate of incurred losses ceded to NICO increased from $2.2 billion to $2.3 billion.  There was no impact to book value.

Sirius Group

Sirius Group’s GAAP combined ratio was 89% for the third quarter of 2011 compared to 78% for the third quarter of last year.  Catastrophe losses increased the combined ratio by 11 points in the third quarter 2011 compared to 9 points in the third quarter of last year. The main events this quarter were $11 million from hurricane Irene (5 points), $7 million from the June 2011 New Zealand earthquake (3 points) and $6 million from the July Copenhagen floods (2 points).  The GAAP combined ratio was 104% for the first nine months of 2011 compared to 102% for the first nine months of last year.  Catastrophe losses increased the combined ratio by 27 points in the first nine months of 2011 compared to 28 points in the first nine months of last year.  For the first nine months of 2011, catastrophe losses were primarily composed of $90 million in losses from the Japan earthquake and tsunami (13 points) and $49 million in losses from the February and June New Zealand earthquakes (7 points), while catastrophe losses in the first nine months of last year were primarily from the Chile earthquake.  Favorable loss reserve development in the first nine months of 2011 was 5 points compared to 4 points in the first nine months of last year.

Allan Waters, CEO of Sirius Group, said, “We posted a solid quarter helped by light hurricane losses.  In October, we completed the reorganization and re-branding of our business, resulting in an upgrade at Sirius America by A.M. Best to “A” and a release of $300 million of undeployed capital.  High catastrophe activity around the world in recent months and major changes to a third-party U.S. hurricane model are leading to firming property rates. Most other lines of business remain competitive.”

Gross premiums were up 17% and net written premiums were up 14% for the third quarter of 2011, while gross written premiums were up 3% and net written premiums were up 4% for the first nine months of 2011. These increases were primarily due to increases in the accident and health and trade credit lines and to foreign exchange translation.

Other Operations

White Mountains’ Other Operations segment reported pre-tax loss in the third quarter and first nine months of 2011 of $45 million and $92 million, compared to $73 million and $124 million in the third quarter and first nine months of last year.  The decrease in pre-tax loss for the third quarter and first nine months of 2011 was driven by lower losses from WM Life Re, partially offset by higher mark-to-market losses on the Symetra warrants and lower net investment gains.  WM Life Re reported essentially break-even results in the third quarter of 2011 and a $10 million pre-tax loss in the first nine months of 2011 compared to $53 million of pre-tax loss in the third quarter of 2010 and $65 million of pre-tax loss in the first nine months of 2010. The value of White Mountains’ investment in Symetra warrants decreased $25 million and $29 million in the third quarter and first nine months of 2011 compared to a decrease of $11 million and $21 million in the third quarter and first nine months of last year.

On September 21, 2011, White Mountains completed a “modified Dutch auction” self-tender offer whereby White Mountains repurchased 327,872 of its common shares at $415 per share. The total cost of the tender offer was $136.5 million, including fees and expenses.

Investment Activities

The GAAP total return on invested assets for the third quarter and first nine months of 2011 was -1.5% and 1.7%, which included 1.2% and 0.2% of currency losses, compared to 4.0% and 4.6% for the third quarter and first nine months of last year, which included 1.9% and 0.5% of currency gains.

Manning Rountree, President of White Mountains Advisors, said, “Investments had a tough third quarter.  Markets ran contrary to our portfolio positioning: bonds rallied, equities fell and the U.S. dollar appreciated.  In local currencies, our fixed income portfolio was up 0.9% but lagged the longer duration Barclay’s Intermediate Aggregate return of 2.3%.  Our equity portfolio was down 7.8%, significantly outperforming the S&P 500 return of -13.9%. We intend to maintain this portfolio structure going forward.”

Discontinued Operations

On October 7, 2011, White Mountains completed the sale of Esurance and Answer Financial to The Allstate Corporation for cash equal to $700 million plus the tangible book value at closing of the entities being sold.  During the third quarter of 2011, OneBeacon agreed to sell its AutoOne business to Interboro Holdings, Inc. and recorded a charge of $18 million after tax for the estimated loss on the sale. As a result of these transactions, the Esurance, Answer Financial and AutoOne businesses and the after tax loss on the sale of AutoOne are reported in discontinued operations in White Mountains’ GAAP financial statements.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q with the Securities and Exchange Commission on or before November 9, 2011 and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes.  In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of adjusted book value per share to GAAP book value per share is included on page 6.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that excludes the change in equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from comprehensive income (loss) attributable to White Mountains’ common shareholders.  The reconciliation of adjusted comprehensive income (loss) to GAAP comprehensive income (loss) attributable to White Mountains’ common shareholders is included on page 7.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                  change in adjusted book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  the risks associated with Item 1A of White Mountains’ 2010 Annual Report on Form 10-K;

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  recorded loss reserves subsequently proving to have been inadequate;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	September 30,	December 31,	September 30,
	2011	2010	2010
Assets

Fixed maturity investments	$5,287.7	$5,786.1	$5,402.4
Short-term investments	772.8	975.3	1,318.1
Common equity securities	669.8	667.0	596.7
Convertible fixed maturity investments	140.5	143.0	140.3
Other long-term investments	328.8	372.1	425.7

Total investments	7,199.6	7,943.5	7,883.2

Cash	557.7	395.0	371.3
Reinsurance recoverable on unpaid losses	2,581.2	2,344.0	2,592.1
Reinsurance recoverable on paid losses	30.9	63.1	28.8
Insurance and reinsurance premiums receivable	644.8	532.5	726.0
Funds held by ceding companies	131.6	118.7	120.4
Investments in unconsolidated affiliates	458.6	389.7	440.0
Deferred acquisition costs	202.9	176.1	197.6
Deferred tax asset	431.7	431.9	419.6
Ceded unearned insurance and reinsurance premiums	104.4	184.0	251.5
Accounts receivable on unsettled investment sales	20.3	39.5	147.3
Assets held for sale	1,399.5	1,122.8	1,116.8
Other assets	818.5	793.3	699.3

Total assets	$14,581.7	$14,534.1	$14,993.9

Liabilities

Loss and loss adjustment expense reserves	$5,882.0	$5,736.8	$5,970.4
Unearned insurance and reinsurance premiums	976.4	938.7	1,141.7
Debt	669.0	818.8	818.7
Deferred tax liability	360.6	373.2	368.1
Ceded reinsurance payable	188.3	221.1	293.1
Funds held under reinsurance treaties	39.3	85.8	81.4
Accounts payable on unsettled investment purchases	57.1	22.3	109.9
Liabilities held for sale	909.4	751.5	757.9
Other liabilities	1,480.5	1,325.1	1,181.1

Total liabilities	10,562.6	10,273.3	10,722.3

White Mountains’ common shareholders’ equity

White Mountains’ common shares and paid-in surplus	1,270.4	1,359.0	1,379.1
Retained earnings	2,004.0	2,175.6	2,125.9
Accumulated other comprehensive income (loss), after tax:
Equity in unrealized gains from investments in unconsolidated affiliates	—	—	.5
Equity in net unrealized gains from Symetra’s fixed maturity portfolio, net of applicable taxes	135.7	58.5	110.9
Net unrealized foreign currency translation gains (losses) and other	34.6	59.9	51.4

Total White Mountains’ common shareholders’ equity	3,444.7	3,653.0	3,667.8

Noncontrolling interests
Noncontrolling interest - OneBeacon Ltd.	269.8	295.0	292.6
Noncontrolling interest - Sirius Group preference shares	250.0	250.0	250.0
Noncontrolling interest - consolidated limited partnerships and A.W.G Dewar	54.6	62.8	61.2

Total noncontrolling interests	574.4	607.8	603.8

Total equity	4,019.1	4,260.8	4,271.6

Total liabilities and equity	$14,581.7	$14,534.1	$14,993.9

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

GAAP BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
Book value per share numerators (in millions):

White Mountains’ common shareholders’ equity - GAAP book value per share numerator	$3,444.7	$3,620.5	$3,653.0	$3,667.8
Equity in net unrealized gains from Symetra’s fixed maturity portfolio, net of applicable taxes	(135.7)	(80.6)	(58.5)	(110.9)
Adjusted book value per share numerator (1)	$3,309.0	$3,539.9	$3,594.5	$3,556.9

Book value per share denominators (in thousands of shares):

Common shares outstanding - GAAP book value per share denominator	7,630.7	7,958.6	8,194.9	8,343.1
Unearned restricted common shares	(44.5)	(51.5)	(36.5)	(47.7)
Adjusted book value per share denominator (1)	7,586.2	7,907.1	8,158.4	8,295.4

GAAP book value per share	$451.42	$454.92	$445.76	$439.62
Adjusted book value per share	$436.18	$447.69	$440.59	$428.79

(1) Excludes out of-the-money stock options.

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Earned insurance and reinsurance premiums	$490.6	$498.1	$1,436.7	$1,772.9
Net investment income	42.8	48.9	138.1	157.4
Net realized and unrealized investment gains	1.7	11.6	78.3	104.7
Other revenue	(33.8)	(7.6)	(68.6)	(21.1)

Total revenues	501.3	551.0	1,584.5	2,013.9
Expenses:
Loss and loss adjustment expenses	277.1	253.4	914.0	1,175.9
Insurance and reinsurance acquisition expenses	107.0	102.1	296.2	370.9
Other underwriting expenses	67.0	75.0	211.5	245.9
General and administrative expenses	34.1	30.0	114.2	113.2
Accretion of fair value adjustment to loss and lae reserves	2.1	2.1	6.2	6.3
Interest expense on debt	12.8	13.2	38.8	44.2

Total expenses	500.1	475.8	1,580.9	1,956.4

Pre-tax income	1.2	75.2	3.6	57.5

Income tax (expense) benefit	.6	(11.7)	(1.9)	(10.3)

Net income (loss) from continuing operations	1.8	63.5	1.7	47.2
Net loss on sale of AutoOne, net of tax	(18.2)	—	(18.2)	—
Net (loss) income from discontinued operations, net of tax	(11.9)	3.6	(10.7)	1.2
(Loss) income before equity in earnings of unconsolidated affiliates	(28.3)	67.1	(27.2)	48.4
Equity in earnings of unconsolidated affiliates	1.5	7.9	16.1	1.6

Net (loss) income	(26.8)	75.0	(11.1)	50.0
Net income (loss) attributable to noncontrolling interests	11.0	(24.3)	(21.2)	(36.4)
Net (loss) income attributable to White Mountains’ common shareholders	(15.8)	50.7	(32.3)	13.6

Comprehensive income (loss), net of tax:
Change in equity in net unrealized gains from investments in unconsolidated affiliates	55.1	43.1	77.2	126.4
Change in foreign currency translation and other	(81.8)	126.9	(25.3)	45.9

Comprehensive (loss) income	(42.5)	220.7	19.6	185.9
Comprehensive income attributable to noncontrolling interests	—	—	—	—
Comprehensive (loss) income attributable to White Mountains’ common shareholders	(42.5)	220.7	19.6	185.9

Change in equity in net unrealized gains from Symetra’s fixed maturity portfolio	(55.1)	(43.1)	(77.2)	(125.9)

Adjusted comprehensive (loss) income	$(97.6)	$177.6	$(57.6)	$60.0

Basic earnings (loss) per common share - continuing operations	$1.81	$5.58	$(.43)	$1.44
Basic earnings (loss) per common share - discontinued operations	(3.81)	.43	(3.63)	.13

Diluted earnings (loss) per common share - continuing operations	$1.81	$5.58	$(.43)	$1.44
Diluted earnings (loss) per common share - discontinued operations	(3.81)	.43	(3.63)	.13

Dividends declared and paid per common share	$—	$—	$1.00	$1.00

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)

(in millions)

(Unaudited)

For the Three Months Ended September 30, 2011

		Sirius
	OneBeacon	Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$258.6	$232.0	$—	$490.6
Net investment income	16.1	22.1	4.6	42.8
Net realized and unrealized investment gains (losses)	(47.4)	64.7	(15.6)	1.7
Other revenue - foreign currency translation loss	—	(29.2)	—	(29.2)
Other revenue - Tuckerman Fund I	—	—	8.0	8.0
Other revenue - Symetra warrants	—	—	(24.7)	(24.7)
Other revenue	.1	1.1	10.9	12.1

Total revenues	227.4	290.7	(16.8)	501.3

Expenses:
Loss and loss adjustment expenses	146.6	130.5	—	277.1
Insurance and reinsurance acquisition expenses	58.6	48.4	—	107.0
Other underwriting expenses	38.7	28.3	—	67.0
General and administrative expenses - Tuckerman Fund I	—	—	7.0	7.0
General and administrative expenses	2.5	5.3	19.3	27.1
Accretion of fair value adjustment to loss and lae reserves	—	2.1	—	2.1
Interest expense on debt	4.1	6.5	2.2	12.8

Total expenses	250.5	221.1	28.5	500.1

Pre-tax income (loss)	$(23.1)	$69.6	$(45.3)	$1.2

For the Three Months Ended September 30, 2010

		Sirius
	OneBeacon	Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$293.6	$204.5	$—	$498.1
Net investment income	21.6	23.0	4.3	48.9
Net realized and unrealized investment gains (losses)	51.6	(51.8)	11.8	11.6
Other revenue - foreign currency translation gain	—	43.1	—	43.1
Other revenue - Tuckerman Fund I	—	—	9.0	9.0
Other revenue - Symetra warrants	—	—	(10.7)	(10.7)
Other revenue	12.7	.2	(61.9)	(49.0)

Total revenues	379.5	219.0	(47.5)	551.0

Expenses:
Loss and loss adjustment expenses	155.2	98.2	—	253.4
Insurance and reinsurance acquisition expenses	64.3	37.8	—	102.1
Other underwriting expenses	50.5	24.5	—	75.0
General and administrative expenses - Tuckerman Fund I	—	—	7.5	7.5
General and administrative expenses	2.1	2.7	17.7	22.5
Accretion of fair value adjustment to loss and lae reserves	—	2.1	—	2.1
Interest expense on debt	6.4	6.7	.1	13.2

Total expenses	278.5	172.0	25.3	475.8

Pre-tax income (loss)	$101.0	$47.0	$(72.8)	$75.2

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)

(in millions)

(Unaudited)

For the Nine Months Ended September 30, 2011

		Sirius
	OneBeacon	Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$751.2	$685.5	$—	$1,436.7
Net investment income	55.8	68.3	14.0	138.1
Net realized and unrealized investment gains (losses)	(13.3)	102.6	(11.0)	78.3
Other revenue - foreign currency translation loss	—	(57.9)	—	(57.9)
Other revenue - Tuckerman Fund I	—	—	18.9	18.9
Other revenue - Symetra warrants	—	—	(29.3)	(29.3)
Other revenue	(10.6)	2.2	8.1	(.3)
Total revenues	783.1	800.7	.7	1,584.5

Expenses:
Loss and loss adjustment expenses	414.9	499.1	—	914.0
Insurance and reinsurance acquisition expenses	161.1	135.1	—	296.2
Other underwriting expenses	132.1	79.4	—	211.5
General and administrative expenses - Tuckerman Fund I	—	—	16.7	16.7
General and administrative expenses	7.4	17.1	73.0	97.5
Accretion of fair value adjustment to loss and lae reserves	—	6.2	—	6.2
Interest expense on debt	16.4	19.6	2.8	38.8
Total expenses	731.9	756.5	92.5	1,580.9
Pre-tax income (loss)	$51.2	$44.2	$(91.8)	$3.6

For the Nine Months Ended September 30, 2010

		Sirius
	OneBeacon	Group	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,134.7	$638.2	$—	$1,772.9
Net investment income	74.9	71.3	11.2	157.4
Net realized and unrealized investment gains	79.6	13.7	11.4	104.7
Other revenue - foreign currency translation gain	—	22.9	—	22.9
Other revenue - Tuckerman Fund I	—	—	18.4	18.4
Other revenue - Symetra warrants	—	—	(21.6)	(21.6)
Other revenue	1.9	13.5	(56.2)	(40.8)
Total revenues	1,291.1	759.6	(36.8)	2,013.9

Expenses:
Loss and loss adjustment expenses	719.3	456.6	—	1,175.9
Insurance and reinsurance acquisition expenses	248.3	122.6	—	370.9
Other underwriting expenses	176.6	69.3	—	245.9
General and administrative expenses - Tuckerman Fund I	—	—	16.2	16.2
General and administrative expenses	9.4	16.9	70.7	97.0
Accretion of fair value adjustment to loss and lae reserves	—	6.3	—	6.3
Interest expense on debt	23.4	20.1	.7	44.2
Total expenses	1,177.0	691.8	87.6	1,956.4
Pre-tax income (loss)	$114.1	$67.8	$(124.4)	$57.5

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

(Dollars in millions)

(Unaudited)

OneBeacon

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
		Other			Other
	Specialty	Ins Ops (1)	Total	Specialty	Ins Ops (1)	Total
GAAP Ratios
Loss and LAE	58%	n/m	57%	57%	n/m	55%
Expense	36%	n/m	37%	38%	n/m	39%
Combined	94%	n/m	94%	95%	n/m	94%

Net written premiums	$297.2	$(0.4)	$296.8	$821.5	$0.8	$822.3
Earned premiums	$259.1	$(0.5)	$258.6	$747.9	$3.3	$751.2

OneBeacon

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
		Other			Other
	Specialty	Ins Ops	Total	Specialty	Ins Ops	Total
GAAP Ratios
Loss and LAE	52%	60%	53%	56%	76%	63%
Expense	38%	41%	39%	38%	38%	38%
Combined	90%	101%	92%	94%	114%	101%

Net written premiums	$273.5	$(4.7)	$268.8	$771.6	$171.4	$943.0
Earned premiums	$249.6	$44.0	$293.6	$726.7	$408.0	$1,134.7

(1) For the 2011 periods, OneBeacon’s Other Insurance Operations consist of business in run-off.  Accordingly, GAAP ratios are not meaningful.

Sirius Group

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP Ratios
Loss and LAE	56%	48%	73%	72%
Expense	33%	30%	31%	30%
Combined	89%	78%	104%	102%

Gross written premiums	$250.5	$214.4	$944.2	$917.7
Net written premiums	$214.1	$187.2	$767.5	$736.2
Earned premiums	$231.9	$204.5	$685.5	$638.2

(end)